Exhibit 10.5

SIDE LETTER AGREEMENT (NEW NOTES)

Dated as of November 17, 2023

Reference in this Side Letter Agreement (New Notes) (this “Agreement”) is made to (i) the Senior Secured Convertible Promissory Notes, dated August 7, 2023 (the “Secured Notes”), issued by Ayala Pharmaceuticals, Inc. (“Ayala”) to Israel Biotech Fund I, L.P. (“IBF I”) and, by virtue of partial assignment, Israel Biotech Fund II, L.P. (“IBF II”), (ii) the Senior Convertible Promissory Notes, dated as of the date hereof (the “New Notes”), issued by Ayala to IBF I, IBF II, Arkin Bio Ventures L.P. (“ABV”), Biotel Limited (“Biotel” and together with IBF I, IBF II and ABV, the “Lenders”), and (iii) the Side Letter Agreement for Conversion, dated as of September 11, 2023, by and among Ayala, Biosight Ltd., the Lenders and Arkin Communication Ltd. (“ACL” and together with the Lenders, the “SAFE Investors”) and the other investors named on the signature pages thereto (the “SAFE Side Letter”). Capitalized terms used, but not defined, in this Agreement shall have the meanings ascribed to them in the New Notes.

WHEREAS, concurrently herewith, the Lenders will be providing Ayala loans in the aggregate amount of $4 million against the issuance by Ayala of the New Notes and the delivery of the other Loan Documents; and

WHEREAS, as a condition and inducement to the willingness of Lenders to provide Ayala with the aforesaid loans, the parties desire to enter into this Agreement;

NOW THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

1. SAFE Side Letter – Uninvested Amounts. Ayala and the SAFE Investors hereby agree to amend the SAFE Side Letter (solely as between Ayala and the SAFE Investors) as follows:

a. In lieu of the SAFE Investors’ right to invest the Uninvested Amounts pursuant to Sections 2 or 3 of the SAFE Side Letter, each of the SAFE Investors shall have the right (but not the obligation) to invest up to all of the portion, if any, of the amount set forth opposite such the SAFE Investor’s name in Exhibit A1 hereto (the “SAFE Uninvested Amount”) in Ayala, by way of delivering a written notice to Ayala (which notice shall indicate the portion of the SAFE Uninvested Amount that the SAFE Investor wishes to invest) (the “SAFE Notice”) at any time during the SAFE Exercise Period (as defined below), and purchase Senior Convertible Promissory Notes on the same terms as the New Notes (the “SAFE New Notes”); it being clarified that (i) the principal amount of such SAFE New Notes shall not exceed the SAFE Investors’ SAFE Uninvested Amount, (ii) upon issuance of such SAFE New Notes, the SAFE Investor will also be issued Warrants as contemplated by the SAFE New Notes (the “New Warrants”), (iii) the Maturity Date of such SAFE New Notes and the Termination Date of such New Warrants shall be the fifth (5th) anniversary of the date hereof (and not the date of the SAFE Notice), (iv) the Conversion Price of such SAFE New Notes shall be the same as the New Notes, it being clarified that the “date hereof” in clause (A) of Section 5(c) of the New Notes (“50% of the Common Stock’s price per share as of market close immediately prior to the date hereof”) shall mean the date of the New Notes (and not the date of the SAFE Notice), and (v) the Exercise Price of such New Warrants shall be the same as the New Warrants, it being clarified that the “date hereof” in clause (A) of Section 2(b) of the New Warrants (“50% of the Common Stock’s price per share as of market close immediately prior to the date hereof”) shall mean the date of the New Warrants (and not the date of the SAFE Notice).

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b. Should any SAFE Investor timely deliver the SAFE Notice, Ayala shall, within three (3) Trading Days thereafter, (i) issue the SAFE New Notes and New Warrants to the SAFE Investor against wire of the applicable portion of the SAFE Uninvested Amount and (ii) enter into a registration rights agreement with the SAFE Investor in the form of the Registration Rights Agreement (as defined in the New Notes), subject to applicable changes.

c. “SAFE Exercise Period” means the period from the date hereof and until the earliest of (i) the fifth (5th) anniversary of the date hereof, (ii) the date of consummation of a Change of Control Transaction (provided that Ayala provided timely written notice thereof to Lenders pursuant to the terms of the New Notes), and (iii) the date of consummation of a Financing Transaction (provided that Ayala provided timely written notice thereof to Lenders pursuant to the terms of the New Notes).

d. Section 4 of the SAFE Side Letter is hereby amended and restated in its entirety as follows:

“The mechanics of conversion, including timing of delivery of the Conversion Shares, under paragraph 1, 2 and 3 hereof shall be substantially the same as the mechanics of conversion, including timing of delivery of the Conversion Shares, in the Senior Convertible Promissory Notes, dated as of November 17, 2023 (the “New Notes”) (including consequences of failure or delay in delivery). Without derogating from the generality of the foregoing, it is hereby clarified that the representations and warranties made by Ayala in the New Notes shall apply, mutatis mutandis, to the conversion and issuance of the Conversion Shares.”

e. It is hereby agreed that the SAFE Investors may freely assign such right to invest the Uninvested Amounts to their Affiliates as well as among the SAFE Investors.

2. Additional Optional Investment in Promissory Notes.

a. Each of the Lenders shall have the right (but not the obligation) to invest up to all of the portion, if any, of the amount set forth opposite such the Lenders’ name in Exhibit A2 hereto (the “Additional Loan Amount”) in Ayala, by way of delivering a written notice to Ayala (which notice shall indicate the portion of the Additional Loan Amount that the Lenders wishes to invest) (the “Loan Notice”) at any time during the Loan Exercise Period (as defined below), and purchase Senior Convertible Promissory Notes on the same terms as the New Notes (the “Loan New Notes”); it being clarified that (i) the principal amount of such Loan New Notes to be issued to any Lender shall not exceed such Lender’s Additional Loan Amount, (ii) upon issuance of such Loan New Notes, the applicable Lender will also be issued Warrants as contemplated by the Loan New Notes (the “New Loan Warrants”), (iii) the Maturity Date of such Loan New Notes and the Termination Date of such New Loan Warrants shall be the fifth (5th) anniversary of the date hereof (and not the date of the Loan Notice), (iv) the Conversion Price of such Loan New Notes shall be the same as the New Notes, it being clarified that the “date hereof” in clause (A) of Section 5(c) of the New Notes (“50% of the Common Stock’s price per share as of market close immediately prior to the date hereof”) shall mean the date of the New Notes (and not the date of the Loan Notice), and (v) the Exercise Price of such New Loan Warrants shall be the same as the New Warrants, it being clarified that the “date hereof” in clause (A) of Section 2(b) of the New Loan Warrants (“50% of the Common Stock’s price per share as of market close immediately prior to the date hereof”) shall mean the date of the New Warrants (and not the date of the Loan Notice).

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b. Should any Lender timely deliver the Loan Notice, Ayala shall, within three (3) Trading Days thereafter, (i) issue the Loan New Notes and New Loan Warrants to the Lender against wire of the applicable portion of the Additional Loan Amount and (ii) enter into a registration rights agreement with the Lender in the form of the Registration Rights Agreement (as defined in the New Notes), subject to applicable changes.

c. “Loan Exercise Period” means the period from the date hereof and until the earliest of (i) the six (6th) month anniversary of the date hereof, (ii) the date of consummation of a Change of Control Transaction (provided that Ayala provided timely written notice thereof to Lenders pursuant to the terms of the New Notes), and (iii) the date of consummation of a Financing Transaction (provided that Ayala provided timely written notice thereof to Lenders pursuant to the terms of the New Notes).

d. It is hereby agreed that the Lenders may freely assign such right to invest their respective Additional Loan Amounts to their Affiliates as well as among the Lenders; provided, that the aggregate Additional Loan Amount shall not be increased as a result of any such assignment.

3. Secured Notes. On the date hereof, Ayala is issuing Amended and Restated Senior Secured Convertible Promissory Notes to IBF I and IBF II (the “New Secured Notes”), in lieu of the Secured Notes. Ayala hereby clarifies and agrees that the Security Agreement and the Subsidiary Guarantee (as such terms are defined in the Secured Notes) apply to the New Secured Notes.

4. Representations and Warranties. Ayala hereby represents and warrants to the SAFE Investors as follows: (i) Ayala is an entity duly incorporated or otherwise organized and validly existing, and in good standing, under the laws of the jurisdiction of its incorporation; (ii) all corporate action on the part of Ayala, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Ayala under this Agreement have been taken on or prior to the date hereof; and (iii) no direct or indirect consent, approval, authorization or similar item is required to be obtained by Ayala to enter into this Agreement and to perform or undertake any of the transactions contemplated pursuant to this Agreement, except for such consents as have already been received.

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5. Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6. Miscellaneous. Any provision of this Agreement may be amended or waived by a written instrument executed by Ayala and the Required Majority (as defined in the New Notes), which amendment or waiver shall be binding on all successors and assigns. Any provision of this Agreement may be waived by the party seeking enforcement thereof, which waiver shall be binding on all successors and assigns. Any waiver by Ayala or the SAFE Investors of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of Ayala or the SAFE Investors to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement on any other occasion. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. Two duplicate originals of this Agreement may be executed by the undersigned, each of which shall be an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic format copies of this Agreement shall have the same force and effect as an original.

7. Reimbursement of Fees. The Company will reimburse, on the date hereof, IBF I and IBF II for actual legal fees incurred in connection with the negotiation of this Agreement, the other Loan Documents and the Secured Notes in an amount not to exceed $12,000 plus VAT.

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IN WITNESS WHEREOF, the undersigned have executed this Side Letter Agreement (New Notes) as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

Ayala Pharmaceuticals, Inc.

/s/ Kenneth A. Berlin
Kenneth A. Berlin
Chief Executive Officer

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IN WITNESS WHEREOF, the undersigned have executed this Side Letter Agreement (New Notes) as of the date first written above by their respective officers thereunto duly authorized.

SAFE INVESTORS:

Israel Biotech Fund II, L.P.
By its General Partner:
Israel Biotech Fund GP Partners II, L.P.
By its General Partner: I.B.F. Management Ltd.

By:	/s/ Ido Zairi
Name:	Ido Zairi
Title:	Director
Address:	4 Oppenheimer St., Rehovot Israel
Email:	sarit@ibf.fund

Israel Biotech Fund I, L.P.
By its General Partner:
Israel Biotech Fund GP Partners, L.P.
By its General Partner: I.B.F. Management Ltd.

By:	/s/ Ido Zairi
Name:	Ido Zairi
Title:	Director
Address:	4 Oppenheimer St., Rehovot Israel
Email:	sarit@ibf.fund

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IN WITNESS WHEREOF, the undersigned have executed this Side Letter Agreement (New Notes) as of the date first written above by their respective officers thereunto duly authorized.

SAFE INVESTORS:

Arkin Bio Ventures L.P.
By its General Partner:
Arkin Bio Ventures Partners Ltd.

By:	/s/ Moshe Arkin
Name:	Moshe Arkin
Title:	Director
Address:
Email:

Arkin Communication Ltd.

By:	/s/ Moshe Arkin
Name:	Moshe Arkin
Title:	Director
Address:
Email:

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IN WITNESS WHEREOF, the undersigned have executed this Side Letter Agreement (New Notes) as of the date first written above by their respective officers thereunto duly authorized.

SAFE INVESTORS:

Biotel Limited

By:	/s/ Rodney Hodges
Name:	Rodney Hodges
Title:	duly authorized by Champel Directors Limited to sign on its behalf as corporate director of Biotel Limited
Address:
Email:

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EXHIBIT A1

SAFE UNINVESTED AMOUNT

INVESTOR/ LENDER	SAFE UNINVESTED AMOUNT
Israel Biotech Fund I, L.P.	$504,000
Israel Biotech Fund II, L.P.	$504,000
Arkin Bio Ventures L.P.	$270,000
Arkin Communication Ltd.	$108,000
Biotel Limited	$72,000
Total	$1,458,000

EXHIBIT A2

ADDITIONAL LOAN AMOUNT

INVESTOR/ LENDER	ADDITIONAL LOAN AMOUNT
Israel Biotech Fund I, L.P.	$750,000
Israel Biotech Fund II, L.P.	$1,650,000
Arkin Bio Ventures L.P.	$1,500,000
Biotel Limited	$100,000
Total	$4,000,000

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